EXHIBIT 32.1

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Date: March 26, 2024

Dennis R. Woods, the Chief Executive Officer of United Security Bancshares certifies:

1. that this quarterly report on Form 10-Q for the quarter ended December 31, 2023 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in this quarterly report on Form 10-Q for the quarter ended December 31, 2023 fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ Dennis R. Woods
Dennis R. Woods
President and Chief Executive Officer